Exhibit 10.1

EXECUTION COPY

AGREEMENT FOR SALE AND PURCHASE OF HOTEL

EMBASSY SUITES LAKE BUENA VISTA

By and Between

SHC LAKE BUENA VISTA II, L.L.C.

(“Seller”)

and

HEI LAKE BUENA VISTA LLC

(“Purchaser”)

Page

ARTICLE I	DEFINITIONS AND REFERENCES	1
1.01.	Definitions	1
1.02.	References	7
ARTICLE II	SALE AND PURCHASE; “AS-IS,” “WHERE-IS” SALE	7
2.01.	Sale and Purchase	7
2.02.	As-is, Where-is	7
ARTICLE III	PURCHASE PRICE	10
3.01.	Purchase Price	10
3.02.	Earnest Money Escrow Agreement	11
ARTICLE IV	[INTENTIONALLY OMITTED]	11
ARTICLE V	REPRESENTATIONS AND WARRANTIES	11
5.01.	Representations and Warranties of Seller	11
5.02.	Representations and Warranties of Purchaser	13
5.03.	Duration of Representations and Warranties	14
5.04.	Environmental	14
ARTICLE VI	CLOSING AND CLOSING DELIVERIES	15
6.01.	Closing	15
6.02.	Seller’s Deliveries	15
6.03.	Purchaser’s Deliveries	16
6.04.	Expenses	17
6.05.	Concurrent Transactions	17
6.06.	Possession	17
ARTICLE VII	ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS; EMPLOYEES	18
7.01.	Adjustments and Prorations	18
7.02.	Payment	20
7.03.	Closing Statements	20
7.04.	Sales Taxes; Bulk Sales	21
7.05.	Employees	21
ARTICLE VIII	CONDITIONS TO SELLER’S OBLIGATIONS	22

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(continued)

Page

8.01.	Conditions	22
ARTICLE IX	CONDITIONS TO PURCHASER’S OBLIGATIONS	23
9.01.	Conditions	23
ARTICLE X	PRE-CLOSING MATTERS	24
10.01.	Actions and Operations Pending Closing	24
10.02.	Termination of Certain Existing Agreements	25
10.03.	Transition of Management, Communications with Employees	25
10.04.	Liquor License	26
10.05.	Assignment of Hotel Contracts	26
10.06.	Confidentiality	26
10.07.	Indemnification; Insurance	26
10.08.	Title and Survey	27
10.09.	Consent of Franchisor	27
10.10.	Estoppels	28
10.11.	American Telecasting Service Agreement	28
10.12.	Parking	28
10.13.	Letter of Authorization Regarding Franchise Agreement	28
ARTICLE XI	CASUALTIES AND TAKINGS	28
11.01.	Casualties	28
11.02.	Takings	29
ARTICLE XII	NOTICES	30
12.01.	Notices	30
ARTICLE XIII	ADDITIONAL COVENANTS	31
13.01.	Additional Covenants	31
ARTICLE XIV	DEFAULTS AND REMEDIES	34
14.01.	Seller’s Remedies	34
14.02.	Purchaser’s Remedies	35
14.03.	Remedies in General	35
14.04.	Counterparts	35

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Exhibit A:	Land
Exhibit B:	Earnest Money Escrow Agreement
Exhibit C:	Excluded Assets
Exhibit D:	Permitted Exceptions
Exhibit E:	Submitted Financial Statements
Exhibit F:	Hotel Contracts
Exhibit G:	Space Leases
Exhibit H:	Material Litigation
Exhibit I:	Notices of Violation
Exhibit J:	Deed
Exhibit K:	Bill of Sale
Exhibit L:	Assignment of and Assumption of Space Leases, Hotel Contracts, Bookings, Permits, Intangibles, Books and Records, Warranties and Accounts Receivable
Exhibit M:	Certification of Non-Foreign Status
Exhibit N:	Assignment and Assumption of Embassy Suites Franchise Agreement
Exhibit O:	Hilton Estoppel

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AGREEMENT FOR SALE AND PURCHASE OF HOTEL

THIS AGREEMENT FOR SALE AND PURCHASE OF HOTEL (“Agreement”) is made this 24th day of August, 2005, by and between SHC LAKE BUENA VISTA II, L.L.C., a Delaware limited liability company (“Seller”), and HEI LAKE BUENA VISTA LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A. Seller is the fee owner of the hotel commonly referred to as the Embassy Suites Lake Buena Vista located at 8100 Lake Avenue, Orlando, Florida (the “Hotel”).

B. Seller desires to sell, and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the representations, warranties, agreements, covenants, and conditions contained in this Agreement, and other good and valuable consideration, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

1.01.     Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

Accountants: Deloitte & Touche LLP.

Account Cash: The balances of all cash and securities and other instruments held by Seller or by Manager or for the benefit of Seller or the Property and deposited, held, or contained in any account, bank, or vault, except for Cash-on-Hand and Reserves.

Accounts Payable: All invoiced outstanding trade payables and other accounts payable with regard to the Hotel relating to any period of time prior to the Closing Date, excluding any sums payable under the Hotel Contracts.

Accounts Receivable: All accounts receivable with regard to the Hotel relating to the 60-day period of time prior to the Closing Date, including the Guest Ledger and credit card receivables but specifically excluding any accounts receivable over 60 days past due as of the Closing Date (which Seller shall retain).

Affiliate: With respect to a specific entity, any natural person or any firm, corporation, partnership, association, trust, or other entity which, directly or indirectly, controls or is under common control with the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust, or other entity which is controlled by the subject entity or person. For purposes hereof, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

Agreement: This Agreement for Sale and Purchase of Hotel, including the exhibits attached hereto and made a part hereof.

Bookings: Contracts, commitments or reservations for the use or occupancy of guest rooms and meeting, banquet and other facilities of the Hotel for any time after the Cut-Off Time, including all deposits held by or on behalf of Seller with respect thereto.

Books and Records: Shall have the meaning given to it in Section 13.01(c).

Cash-on-Hand: Any and all till money and house banks, and all checks, travelers’ checks, and bank drafts paid by guests of the Hotel and located at the Property, specifically excluding, however, all Account Cash and all Reserves.

Closing: The consummation of the transaction contemplated by this Agreement.

Closing Date: Forty-five (45) days from the date of execution of this Agreement, TIME BEING OF THE ESSENCE; provided, however, that Purchaser may elect, by written notice to Seller given on or before the Notice Date, to adjourn the Closing Date for fifteen (15) days, TIME BEING OF THE ESSENCE, provided that an additional $1,000,000 of earnest money is delivered to the Title Company on or before the close of business on the Notice Date, to be held in Escrow. Notwithstanding the foregoing, if there is an official hurricane warning in effect for Orange County, Florida and as a result thereof Purchaser is unable to obtain hurricane casualty coverage for the Property due to an insurance moratorium, the Closing Date shall be adjourned to the earliest date thereafter on which (1) such coverage is again available and (2) the Seller’s current loan is prepayable. If there is a hurricane that Seller in good faith deems likely to affect the Hotel, Seller may adjourn the Closing Date for a period of the later of (1) six (6) business days or (2) the first day on which Seller’s current loan is prepayable.

Consumables: All food and beverages (alcoholic, to the extent transferable under applicable law, and non alcoholic); engineering, maintenance, and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand on the date of this Agreement, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with Present Standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset under this Agreement) furnishing food or services to the Hotel.

Continuing Employees: Shall have the meaning given to it in Section 7.05.

Cut-off Time: 11:59 P.M. (Eastern Time) on the date prior to the Closing Date.

Earnest Money: Shall have the meaning given to it in Section 3.01(a).

Employee(s): All persons employed by Seller, Manager, or an Affiliate of Seller or Manager, working at the Hotel.

Employee Benefit Plans: All “employee benefit plans,” as that term is defined in Section 3(3) of ERISA, and each other employee benefit plan or program to which Seller contributes on behalf of any of the Employees.

Employment Contract(s): Those written contracts and agreements with all or any of the executives, staff, and employees of Seller, Manager, or an Affiliate of Seller or Manager for work at the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans, and disability insurance plans (other than Employee Benefit Plans).

Environmental Laws: Shall have the meaning given to it in Section 5.04.

Environmental Study: That certain Phase I Environmental Site Assessment for the Property dated March 17, 2004 prepared by ATC Associates, Inc.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow: The escrow created for the purpose of holding the Earnest Money.

Escrow Instructions: The escrow instructions, if any, to be executed and delivered by the parties (or their respective attorneys who are hereby authorized by the parties to execute same) and the Title Company, as escrowee in connection with the Closing.

Exchange: Shall have the meaning given to it in Section 13.01(m).

Excluded Assets: Those assets, if any, listed on Exhibit ”C” to this Agreement and the Reserves, Account Cash, Existing Management Agreement and Employee Benefit Plans, all of which are to be retained by Seller or terminated.

Excluded Permits: Those permits and licenses required for the ownership and operation of the Hotel which, under applicable law, are nontransferable.

Existing Franchise Agreement: That certain Embassy Suites License Agreement dated September 30, 1997 between Franchisor and SHC Funding Incorporated.

Existing Management Agreement: That certain Management Agreement dated September 30, 1997 between Manager and SHC Funding Incorporated, as subsequently amended.

Existing Mortgage: Any mortgage, deed of trust, assignment of leases and rents, UCC-1 financing statement or other security instrument encumbering the Property, but excluding any UCC-1 financing statement relating to any Hotel Contract.

Final Closing Statement: The Final Closing Statement required under Section 7.03.

Fixtures and Tangible Personal Property: All fixtures, furniture, furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, art work, appliances, draperies, carpeting, keys, and other articles of personal property now located on the Real Property or used or usable in connection with any part of the Hotel or the Property, subject to such depletions, resupplies, substitutions, and replacements as shall occur and be made in the normal course of business but in accordance with Present Standards, excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or Manager or any Affiliate of Manager; and (v) Improvements.

Franchisor: Promus Hotels, Inc.

Franchisor Consent: Shall have the meaning given to it in Section 10.09.

Franchisor Release: Shall have the meaning given to it in Section 10.09.

General Assignment: Shall have the meaning given to it in Section 6.02(c).

Guests Ledger: All amounts due for rooms, food and beverage and other services from hotel guests in occupancy on the night prior to the Closing Date and who do not check out until the Closing Date or thereafter.

Hazardous Substances: Shall have the meaning given to it in Section 5.04.

Hilton License Agreement: That certain Marketing Desk and Room Night License Agreement dated August 15, 2001 by and between SHC Lake Buena Vista II, L.L.C. and Hilton Resorts Corporation, as amended by Addendum to Marketing Desk and Room Night License Agreement dated January 1, 2003, as amended by Second Addendum to the Marketing Desk and Room Night License Agreement dated January 1, 2004, and as further amended by Third Addendum to the Marketing Desk and Room Night License Agreement dated January 1, 2005.

Hotel: Shall have the meaning given to it in Recital A.

Hotel Contracts: All service contracts, maintenance contracts, equipment leases, and other contracts or agreements, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the Space Leases, (iv) the Employment Contracts, (v) the Employee Benefit Plans, (vi) the Existing Management Agreement, and (vii) the Existing Franchise Agreement.

Improvements: The buildings, structures (surface and sub-surface), and other improvements, including such fixtures as shall constitute real property, located on the Land.

Indemnified Parties: Shall have the meaning given to it in Section 10.07.

Indemnitees: A party’s partners, trustees, officers, directors, employees, beneficiaries, shareholders, members, managers, advisors, and other agents and their respective partners, trustees, beneficiaries, employees, officers, directors, and shareholders.

Intangibles: All goodwill associated with the Hotel and Seller’s rights, if any, to all names, marks, logos, tradenames, trademarks and copyrights associated with the Hotel, excluding any of the foregoing owned by the Franchisor, the Manager or any of their respective Affiliates.

Interim Beverage Agreements: Shall have the meaning given to it in Section 10.04.

Land: The parcel of real estate described in Exhibit ”A”, together with all rights, title, and interest, if any, of Seller in and to all land lying in any street, alley, road, or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all easements, development rights, air rights, mineral rights, water rights, rights under restrictive covenants and other rights appurtenant to such land, and all right, title, and interest of Seller in and to any award made or to be made in lieu thereof.

Legal Requirements: All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes of this Agreement, any local Board of Fire Underwriters), and the operation of the Hotel.

Liabilities: All liabilities, demands, liens, interest, claims, actions or causes of action, assessments, losses, fines, penalties, costs (including, without limitation, response and/or remedial costs), damages and expenses including, without limitation, those asserted by any Federal, state or local governmental or quasi-governmental agency, third party, or former or present employee, including attorneys’, consultants’ and expert witness fees and expenses.

Licensee: Shall have the meaning given to it in Section 10.04.

Liquor License: Any and all licenses and permits required by any applicable governmental authorities for the sale and consumption of alcoholic beverages at the Hotel.

Manager: Promus Hotels Florida, Inc.

Notice and Notices: Shall have the meanings given to them in Section 12.01.

Notice Date. The date which is six (6) business days before the Closing Date.

Obligations: All payments required to be made and all representations, warranties, covenants, agreements, and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

Operating Equipment: All china, glassware, linens, silverware, and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel,

which are on hand on the date of this Agreement subject to such depletion and restocking as shall be made in the normal course of business but in accordance with Present Standards.

Permits: All licenses, franchises, and permits, certificates, authorizations, registrations and approvals used in or relating to the construction, ownership, occupancy, or operation of any part of the Hotel, including, without limitation, those necessary for the sale and on premise consumption of food, liquor, and other alcoholic beverages.

Permitted Exceptions: The liens, encumbrances, restrictions, exceptions, and other matters specified in Exhibit ”D”, as well as those matters deemed acceptable under Section 10.08 and such other matters that arise subsequent to the date of the Title Commitment that are acceptable to Purchaser, to which title to the Property shall be subject on the Closing Date.

Personal Property: All of the Property other than the Real Property.

Preliminary Closing Statement: The Preliminary Closing Statement required by Section 7.03.

Present Standards: The standards to which Seller and the Manager have generally operated and maintained the Hotel during the one-year period prior to the execution of this Agreement.

Property: (i) The Real Property, (ii) the Fixtures and Tangible Personal Property, (iii) the Operating Equipment, (iv) the Consumables, (v) the transferable right, title, and interest of Seller in, to, and under the Hotel Contracts, the Space Leases and the Existing Franchise Agreement, (vi) the Bookings, (vii) the Permits (other than Excluded Permits), (viii) the Intangibles, (ix) the Books and Records, (x) the Warranties and (xi) the Accounts Receivable; provided, however, that the Property shall not include the Excluded Assets.

Purchase Price: Shall have the meaning given to it in Section 3.01.

Purchaser’s Manager:  Shall have the meaning given to it in Section 7.05(b).

Real Property: The Land together with the Improvements located on the Land.

Reserves: Any reserves maintained or held by the Manager or the holder of the Existing Mortgage for the replacement of Fixtures and Tangible Personal Property, capital repairs or improvements, real estate taxes, insurance premiums or any other matter.

Searches: Shall have the meaning given to it in Section 10.08.

Space Leases: All leases, subleases, licenses, concessions, and other occupancy agreements for the use or occupancy of any portion of the Real Property, excluding, however, (i) any existing leases with Affiliates of Seller and (ii) the Bookings.

Space Lessee: Any person or entity entitled to occupancy of any portion of the Real Property under a Space Lease.

Submitted Financial Statements: Those financial statements of the Hotel identified in Exhibit ”E” to this Agreement.

Survey: Shall have the meaning given to it in Section 10.08.

Title Commitment: Shall have the meaning given to it in Section 10.08.

Title Company: Title Associates Inc., 825 Third Avenue, 12th Floor, New York, New York 10022, Attention: John Caruso (phone 212-758-0050; fax: 212-758-8223; email: jcaruso@titleassociates.com).

Title Policy: An ALTA owner’s title insurance policy, issued by Stewart Title Guaranty Company pursuant to the Title Commitment, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject to only the Permitted Exceptions.

Transfer: Shall have the meaning given to it in Section 13.01(f).

UCC: The Uniform Commercial Code, as adopted by the applicable jurisdictions.

UCC Search: A search of the filings (at the state and county levels) pursuant to the UCC with regard to the Personal Property.

WARN Act:  Shall have the meaning given to it in Section 7.05.

Warranties: Any warranties or guaranties given by a third party in connection with any of the Improvements, the Fixtures and Tangible Personal Property or the Operating Equipment.

1.02.     References. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached to this Agreement. The words “hereby,” “hereof,” “herein,” “hereto,” “hereunder,” “hereinafter,” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. Captions are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

ARTICLE II

SALE AND PURCHASE; “AS-IS,” “WHERE-IS” SALE

2.01.     Sale and Purchase. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.

2.02.     As-is, Where-is. (a) Purchaser represents that by reason of its business and financial experience, and the business and financial experience of those persons retained by Purchaser to advise it with respect to its investment in the Property, Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters to evaluate the merits and risks of the prospective investment and is able to bear the economic risk of such investment. Purchaser will have and has had adequate opportunity and time to review and analyze the risks attendant to the transactions contemplated in this Agreement with the assistance and guidance of competent professionals. In addition, prior to executing this Agreement, Purchaser had a period of time to inspect, examine, and investigate the Property, to obtain estoppel certificates and to review survey and title matters relating to the Property, it being understood that the estoppel from Hilton Resorts Corporation referenced in Section 10.10 below has not yet been obtained as of the date hereof. Except for the representations and warranties contained in Section 5.01, Purchaser represents, warrants, and agrees that Purchaser is relying solely on its own inspections, examinations, and investigations in making the decision to purchase the Property.

(b)        Except for the representations and warranties expressly set forth in Section 5.01, Purchaser has not relied, and is not relying, upon any information, documents, sales brochures, or other literature, maps or sketches, projections, pro formas, statements, representations, guaranties, or warranties (whether express or implied, oral or written, material or immaterial) that may have been given or made by or on behalf of Seller.

(c)        Except to the extent expressly set forth in any of the representations and warranties of Seller in Section 5.01 hereof, Purchaser is not relying and has not relied on any representation, warranty or statement of Seller or any of its members or partners, or any of their respective officers, members, partners, directors, shareholders, agents, attorneys, employees, or representatives as to (i) the quality, nature, adequacy, or physical condition of the Property including, but not limited to, the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property or any portion of the Property, (ii) the quality, nature, adequacy, or physical condition of soils or the existence of ground water at the Property, (iii) the existence, quality, nature, adequacy, or physical condition of any utility serving the Property, (iv) the ad valorem taxes now or hereafter payable on the Property or the valuation of the Property for ad valorem tax purposes, (v) the development potential of the Property or the habitability, merchantability or fitness, suitability, or adequacy of the Property or any portion of the Property for any particular use or purpose, (vi) the zoning or other legal status of the Real Property, (vii) the compliance by the Property, or any portion of the Property, or the operations conducted on or at the Property, with any Legal Requirements or other covenants, conditions, or restrictions, (viii) the quality of any labor or materials relating in any manner to the Property, or (ix) the condition of title to the Property or the nature, status, and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting title to the Property.

(d)        THE SALE AND CONVEYANCE BY SELLER TO PURCHASER OF ALL RIGHT, TITLE, AND INTEREST OF SELLER IN AND TO THE PROPERTY WILL BE MADE WITHOUT ANY WARRANTY OR RECOURSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), FITNESS FOR ANY ORDINARY USE, OR FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, EVEN FOR THE RETURN OR REDUCTION OF THE PURCHASE PRICE OR OTHERWISE, THE SOLE PERIL AND RISK OF EVICTION TO BE ASSUMED BY PURCHASER, BUT WITH FULL SUBSTITUTION

AND SUBROGATION IN AND TO ALL OF THE RIGHTS AND ACTIONS OF WARRANTY WHICH SELLER HAS OR MAY HAVE AGAINST ALL PRECEDING OWNERS OR SELLERS; IT BEING UNDERSTOOD THAT PURCHASER WILL TAKE THE PROPERTY “AS IS” AND “WHERE IS”, PURCHASER HEREBY ACKNOWLEDGING RELIANCE SOLELY ON ITS OWN TITLE EXAMINATION AND INSPECTION OF THE PROPERTY, AND NOT ON ANY WARRANTIES OR REPRESENTATIONS FROM SELLER, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

(e)        WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO TITLE, ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), HABITABILITY, MERCHANTABILITY, FITNESS FOR ANY ORDINARY USE, FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, ZONING, TAX CONSEQUENCES, PHYSICAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH LEGAL REQUIREMENTS, INCLUDING WITHOUT LIMITATION THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101, ET SEQ., THE TRUTH, ACCURACY, OR COMPLETENESS OF ANY MATERIALS, DATA, OR INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY OR THE MANNER OF REPAIR, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY OR ANY PORTION THEREOF. ALL SUCH WARRANTIES WITH RESPECT TO THE PROPERTY ARE HEREBY DISCLAIMED BY SELLER AND EXPRESSLY WAIVED BY PURCHASER. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING OR RELATING TO THE PROPERTY MADE OR FURNISHED BY SELLER, ANY PARTY ACTING OR PURPORTING TO ACT FOR SELLER, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING. PURCHASER FURTHER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT IN SELECTING THE PROPERTY. PURCHASER SHALL HAVE NO RIGHT OR CAUSE OF ACTION IN WARRANTY OR OTHERWISE AGAINST SELLER IN ANY CONTROVERSY, CLAIM, DEMAND, OR LITIGATION ARISING FROM OR IN CONNECTION WITH THE PROPERTY, AND PURCHASER HEREBY WAIVES ANY SUCH RIGHT OR CAUSE OF ACTION, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

(f)         SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO (A) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR

DISPOSING OF ANY HAZARDOUS SUBSTANCE OR (B) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ABSENCE OF ANY CLAIMS, WHETHER ASSERTED OR UNASSERTED, WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL LAWS OR ENVIRONMENTAL CONDITIONS AT THE PROPERTY. PURCHASER RELEASES SELLER FROM ANY AND ALL CLAIMS PURCHASER MAY HAVE AGAINST SELLER OF WHATEVER KIND OR NATURE NOW OR HEREAFTER RESULTING FROM OR IN ANY WAY CONNECTED WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY AND ALL CLAIMS PURCHASER MAY HAVE AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, 42 U.S.C. §9601 ET SEQ., AS AMENDED OR REAUTHORIZED, OR ANY OTHER ENVIRONMENTAL LAW OR COMMON LAW, PROVIDED, THAT NO RELEASE IS INTENDED WITH RESPECT TO CLAIMS THAT PURCHASER MAY HAVE AGAINST SELLER’S PREDECESSORS IN TITLE UNDER APPLICABLE LAW.

(g)        SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT, OR NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)        PURCHASER FURTHER DECLARES AND ACKNOWLEDGES THAT THE FOREGOING WAIVERS HAVE BEEN BROUGHT TO THE ATTENTION OF PURCHASER AND EXPLAINED IN DETAIL TO IT AND THAT PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THE FOREGOING WAIVER.

ARTICLE III

PURCHASE PRICE

3.01.     Purchase Price. The purchase price (“Purchase Price”) to be paid by Purchaser to Seller at the Closing shall be Fifty Six Million Four Hundred Fifty Thousand and no/100ths Dollars ($56,450,000), plus or minus prorations and adjustments as provided in this Agreement. The Purchase Price shall be payable by Purchaser as follows:

(a)        Upon the full execution and delivery of this Agreement, TIME BEING OF THE ESSENCE, Purchaser shall deposit with the Title Company, as escrow agent, the amount of Two Million Five Hundred Thousand and no/100ths Dollars ($2,500,000) by a certified check or wire transfer of immediately available United States of America funds as an earnest money deposit (together with interest earned thereon, and together with any additional sums deposited in connection with Purchaser’s adjournment of the Closing Date, the “Earnest Money”); and

(b)        On the date of Closing, Purchaser shall pay the balance of the Purchase Price, subject to the prorations and adjustments provided for in this Agreement, in cash by certified check or wire transfer of immediately available United States of America funds to the Seller in accordance with the terms and conditions of this Agreement. Purchaser shall be responsible for any income taxes payable with respect to any interest and/or dividends earned with respect to the Earnest Money. For those purposes, Purchaser’s federal taxpayer identification number is pending.

3.02.     Earnest Money Escrow Agreement. The Earnest Money shall be held and disbursed by the Title Company acting as escrow agent pursuant to the Earnest Money Escrow Agreement in the form of Exhibit ”B” attached hereto which the parties have executed simultaneously with this Agreement. The Earnest Money shall be invested in a federally issued or insured interest bearing instrument and shall be paid to the party to which the Earnest Money is payable pursuant to the provisions of this Agreement. If the sale of the Property is consummated in accordance with the terms of this Agreement, the Earnest Money shall be applied to the Purchase Price to be paid by Purchaser at the Closing. In the event of a default under this Agreement by Purchaser or Seller, the Earnest Money shall be applied as provided in this Agreement. If the closing does not occur due to a failure of condition in Section 8.01 or Section 9.01, which failure is not caused by a default by Purchaser or Seller, the Earnest Money shall be returned to Purchaser and neither party will have any further rights or obligations hereunder other than those that expressly survive the termination of this Agreement.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01.     Representations and Warranties of Seller. Seller hereby represents and warrants the following to Purchaser:

(a)        Due Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Seller has full power and authority, and has taken all limited liability company and other action necessary to authorize Seller to make, execute, deliver, and perform this Agreement subject to the terms and conditions hereof. The person executing this Agreement on behalf of Seller has been duly authorized to do so. This Agreement is a binding and legal agreement of Seller, enforceable against Seller in accordance with its terms.

(b)        No Conflict. The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement, or conflict with, breach, result in a default (or an event which with notice and passage of time or both will constitute a default) under, or violate any contract or agreement to which Seller or an Affiliate of Seller is a party or by which it or the Property is bound.

(c)        Space Leases. Exhibit ”G” identifies the only Space Lease and is complete and correct in all material respects. Seller has provided to Purchaser a true and correct copy of the Space Lease. Seller has received no notice of default by the tenant under the Space Lease which remains uncured and, to Seller’s knowledge, the tenant is not in default of any of its material obligations thereunder. No security deposit is being held by Seller in connection with the Space Lease. There are no brokerage or leasing commissions owed to any party in connection with the Space Lease. No rent or additional rent due under the Space Lease has been paid more than one month in advance.

(d)        Submitted Financial Statements. The Submitted Financial Statements for the Hotel referenced on Exhibit ”E” fairly represent the results of operation of the Hotel for the periods indicated, and were prepared in accordance with generally accepted hotel accounting principles applied on a consistent basis.

(e)        Litigation. Except as described in Exhibit ”H”, to Seller’s knowledge there are no actions, suits, or proceedings pending or threatened against Seller or affecting any of Seller’s rights, or rights to own or use the Property, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property.

(f)         Violations. To Seller’s knowledge, except as noted in Exhibit ”I”, Seller has not received any notice of any violation of a Legal Requirement which has not been corrected.

(g)        Condemnation. To Seller’s knowledge, there are no pending or threatened condemnation, eminent domain or similar proceedings against the Property.

(h)        Employees. None of the Employees are employees of Seller or any Affiliate of Seller. To Seller’s knowledge, none of the Employees is covered by an Employment Contract, a union contract or a collective bargaining agreement.

(i)         Hotel Contracts. To Seller’s knowledge, Exhibit ”F” identifies all material written Hotel Contracts and is complete and correct in all material respects. Seller has provided to Purchaser true and correct copies of all Hotel Contracts. Seller has received no notice of default under the Hilton License Agreement which remains uncured and, to Seller’s knowledge, Hilton Resorts Corporation is not in default of any of its material obligations thereunder. No rent or additional rent due under the Hilton License Agreement has been paid more than one month in advance.

(j)         Fixtures and Tangible Personal Property. All of the Fixtures and Tangible Personal Property are owned by Seller (or, as of the Closing Date, will be owned by Seller) free and clear of all liens and encumbrances except for the Permitted Exceptions.

(k)        Franchise Agreement. Seller has provided to Purchaser a true and correct copy of the Existing Franchise Agreement.

(l)         Consents. Except for consents and approvals already obtained, no consent or approval of any person, entity or governmental authority is required with respect to the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby or the performance of its obligations hereunder.

(m)       Title to Personal Property. Seller has good and valid title to all of the Fixtures and Tangible Personal Property and Operating Equipment and the same shall be free and clear of all liens and encumbrances as of the Closing, except for the Permitted Exceptions (to the extent applicable).

(n)        Taxes. Seller has not received any notice of any audit of any taxes payable or tax delinquency with respect to the Property which has not been resolved or completed, and Seller is not currently contesting any such taxes or seeking an abatement or rollback of any taxes.

(o)        Foreign Person. Neither Seller nor Strategic Hotel Capital, Inc., the beneficial owner of Seller, is a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended. Seller and the other entities in the chain of ownership of Seller which are subsidiaries of Strategic Hotel Capital, Inc. are “disregarded entities,” as defined in Section 1.1445-2(b)(2)(iii).

(p)        Intangibles. None of the names, marks, logos, tradenames, trademarks and copyrights used in connection with the operation of the Hotel are owned by Seller.

(q)        Off-Site Facilities. To Seller’s knowledge, all Hotel operations are conducted at the Real Property, and the Hotel does not rely on the use of off-site facilities for any of its operations; however, Purchaser acknowledges that many of the services provided by the Manager are “centralized services” which are rendered off-site.

For the purposes of this Agreement, the phrase “to Seller’s knowledge” means the actual knowledge (as opposed to imputed knowledge) of Richard Moreau and Eamon Smith, after inquiry of Hotel management.

5.02.     Representations and Warranties of Purchaser. Purchaser hereby represents and warrants the following to Seller:

(a)        Due Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Purchaser’s managing member is duly formed, validly existing and in good standing under the laws of Delaware. Purchaser has full power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement, and each of Purchaser and its managing member has taken all limited liability company and other action necessary to authorize Purchaser to make, execute, deliver, and perform this Agreement and the transactions contemplated by this Agreement.

(b)        No Conflict. The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement or conflict with, breach, result in a default (or an event which with notice and passage of time or both will constitute a default) under, or violate any contract or agreement to which Purchaser or an Affiliate of Purchaser is a party or by which it or its property is bound.

5.03.     Duration of Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed restated on and as of the Closing Date and shall survive the Closing for a period of nine (9) months and shall not merge into any of the closing documents; provided, however, that no person, firm, or entity shall have any liability or obligation with respect to any representation or warranty contained in this Agreement unless on or prior to the date that is nine (9) months following the Closing Date, the party seeking to assert liability under such representation or warranty shall have notified the other party in writing setting forth specifically the representation or warranty allegedly breached and a detailed description of the alleged breach. All liabilities and obligations of both parties under any representation or warranty shall lapse and be of no further force or effect with respect to any matter not contained in a written notice delivered as contemplated above on or prior to the date that is nine (9) months after the Closing Date. Notwithstanding the foregoing, Purchaser acknowledges and agrees that the aggregate liability of Seller with respect to any and all claims of Purchaser relating to any representation or warranty of Seller contained in this Article V shall in no event exceed Two Million Dollars ($2,000,000).

5.04.     Environmental. Seller’s knowledge concerning hazardous substances or materials in, on or under the Property is limited solely to information contained in the Environmental Study. Seller makes no representations or warranties whatsoever as to the accuracy of the information in the Environmental Study (including, but not limited to, whether the Environmental Study is complete with regard to identifying, characterizing the extent of or remediation of Hazardous Substances at the Property) or as to the environmental condition of the Property or the compliance thereof with Environmental Laws. Purchaser acknowledges that it has hired environmental consultants and counsel to make an independent analysis of information in the Environmental Study and to make an independent inspection of the Property with respect to environmental conditions. Purchaser understands that it may later discover facts in addition to or different from the facts which it now believes to be true, and that it may later discover claims or causes of action, the existence of which it does not now suspect, with respect to environmental conditions at the Property. Purchaser, on behalf of itself, its successors and assigns, hereby releases, acquits and forever discharges Seller and each of Seller’s respective officers, employees, directors, shareholders, members, partners, agents, employees, attorneys, successors and assigns (which release shall operate as a final and irrevocable general release) from all known and unknown claims and causes of action which Purchaser (including its successors and assigns) has now, has had in the past, or may have in the future with regard to the environmental condition of the Property and the presence of Hazardous Substances thereon, and agrees that this general release may not be terminated or rescinded by Purchaser because of any later discovery of different or additional facts or any unknown or unsuspected past claims or causes of action. As used herein, “Environmental Laws” shall mean all federal, state and local laws, statutes, rules, codes, ordinances, regulations orders, judgments, decrees, binding and enforceable guidelines, binding and enforceable written policy and common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection of health or “Hazardous Substances”, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 USC § 9601 et seq. (“CERCLA”); the Resource Conservation and Recover Act, 42 USC § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 USC § 1251 et seq.; the Toxic Substances Control Act, 15 USC § 2601 et seq.; the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); any state and local or foreign counterparts or equivalents, in each case as amended from time to time; and “Hazardous Substances” shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable law or regulations as “hazardous substances”, “hazardous materials”, hazardous wastes”, “toxic substances”, “pollutants”, “contaminants”, or other similar term intended to define, list, or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (g) infectious waste. The provisions of this Section 5.04 shall survive the Closing.

ARTICLE VI

CLOSING AND CLOSING DELIVERIES

6.01.     Closing. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on the Closing Date. The Closing shall, if requested by Seller or Purchaser, be effected pursuant to the Escrow Instructions.

6.02.     Seller’s Deliveries. At Closing, Seller shall execute (to the extent required) and deliver, or cause to be delivered, to Purchaser or the Title Company as appropriate:

(a)        a recordable deed from Seller to Purchaser conveying the Real Property subject to only the Permitted Exceptions, in the form attached to this Agreement as Exhibit ”J”;

(b)        a bill of sale transferring to Purchaser all of Seller’s right, title, and interest in and to each and every item of Personal Property to be transferred in the form attached to this Agreement as Exhibit ”K”;

(c)        an assignment (“General Assignment”) of all of Seller’s right, title, and interest in, to, and under the Bookings, the Hotel Contracts set forth on Exhibit “F” (other than those which are not assignable), the Space Leases set forth on Exhibit “G”, Permits (other than Excluded Permits), Intangibles, Books and Records, Warranties, and Accounts Receivable, including the assumption by Purchaser of the obligations, if any, of Seller under the foregoing arising from and after the Closing Date, in the form of Exhibit ”L”; together with Seller’s original counterparts (to the extent available) of any of the foregoing;

(d)	the certificate referred to in Section 9.01(b);

(e)        a certificate of Strategic Hotel Capital, Inc., the beneficial owner of Seller, stating that such entity is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, in the form of Exhibit ”M”;

(f)         notice to the other party to any Space Lease or Hotel Contract to which Seller is a party of the change in ownership of the Hotel;

(g)	the Preliminary Closing Statement;

(h)        any required real estate transfer tax declarations or similar documentation required in connection with the payment of any tax imposed by any state, county, or municipality together with any change of ownership statements required under applicable law;

(i)         copies of such articles of incorporation, organization, or formation; agreements or certificates of partnership; resolutions; authorizations; bylaws; certifications; or other corporate, partnership, limited liability company, or trust documents or agreements relating to Seller’s authority to enter into this Agreement and to consummate the transactions described herein as the Title Company or Purchaser shall reasonably require;

(j)	a title affidavit in form acceptable to Seller and the Title Company;

(k)        unless Franchisor has elected to execute a new franchise agreement with Purchaser, an assignment and assumption of the Existing Franchise Agreement in the form of Exhibit “N”, subject to such modifications as Franchisor may reasonably request;

(l)	any documents referenced in Section 10.04 below;
(m)	the estoppels referenced in Section 10.10 below, if obtained;

(n)        a Schedule of Bookings as of the Closing Date, which Seller shall certify to be true and correct; and

(o)        an updated list similar to the list attached as Exhibit “P” detailing those capital improvements for which capital has been spent and those capital improvements for which Seller has committed to spend capital as of the Closing Date.

6.03.     Purchaser’s Deliveries. At the Closing, Purchaser shall execute (to the extent required) and deliver, or cause to be delivered, to Seller or the Title Company, as appropriate:

(a)	the Purchase Price required to be paid pursuant to Section 3.01;
(b)	the General Assignment;
(c)	the certificate referred to in Section 8.01(b);

(d)	the Preliminary Closing Statement;
(e)	the Franchisor Consent and the Franchisor Release;

(f)         copies of such articles of incorporation, organization, or formation; agreements or certificates of partnership; resolutions; authorizations; bylaws; certifications; or other corporate, partnership, or trust documents or agreements relating to Purchaser’s authority to enter into this Agreement and to consummate the transactions described herein as the Title Company or Seller shall reasonably require;

(g)        any required real estate transfer tax declarations or similar documentation required in connection with the payment of any tax imposed by any state, county, or municipality together with any change of ownership statements required under applicable law;

(h)        The assignment and assumption agreement referenced in Section 6.02(k) above; and

(i)	any documents referenced in Section 10.04 below.

6.04.     Expenses. Purchaser shall pay the following expenses: (i) all premiums, fees and other charges relating to the Title Commitment and the Title Policy; (ii) all costs and fees associated with the Survey; (iii) the costs of the Searches; (iv) one half (1/2) of all stamp, documentary, recording, sales and other transfer taxes due in connection with the conveyance and transfer of the Property; (v) all recording fees and charges; (vi) all escrow fees; (vii) any costs, fees or charges payable in connection with obtaining the Franchisor Consent and the Franchisor Release; and (viii) the legal fees and expenses of its counsel. Seller shall pay (w) any termination fees required to be paid to the Manager for the termination of the Existing Management Agreement; (x) any costs or fees required to release from the Property the Existing Mortgage and any leases with Affiliates of Seller; and (y) the legal fees and expenses of its counsel. Seller shall pay one half (1/2) of all stamp, documentary, recording, sales and other transfer taxes due in connection with the conveyance and transfer of the Property. The parties hereto shall use good faith efforts to reduce or eliminate the expenses described in (iv) above and in the immediately preceding sentence. The provisions of this Section 6.04 shall survive Closing or any termination of this Agreement, and each party hereby agrees to indemnify the other from and against any Liabilities resulting from the indemnifying party’s failure to pay any of the foregoing expenses it has agreed to pay.

6.05.     Concurrent Transactions. All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required by this Agreement to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

6.06.     Possession. Possession of the Property, subject to the Permitted Exceptions, shall be delivered at Closing, provided the transaction closes. Excluded Assets, to the extent located on the Property, shall be removed from the Property by Seller, at its expense, on or before the

Closing Date. Seller, at its expense, shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.

ARTICLE VII

ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS; EMPLOYEES

7.01.     Adjustments and Prorations. The following matters and items shall be apportioned between the parties or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

(a)        Accounts Receivable. Accounts Receivable shall be identified as of the Cut-off Time and assigned to Purchaser, and Seller shall deliver to Purchaser a list of all such Accounts Receivable, which shall include sufficient information to enable Purchaser to collect such Accounts Receivable. Purchaser is purchasing all Accounts Receivable outstanding as of the Cut-off Time and Seller shall receive a credit at the Closing for these Accounts Receivable equal to 100% of the face value of the Accounts Receivable as of the Cut-off Time. Purchaser agrees to use reasonable efforts to collect all receivables more than 60 days old and remit same to Seller. In consideration of its agreement to grant Seller a credit equal to 100% of the face value of the Accounts Receivables, Purchaser shall receive a credit at Closing in the amount of $10,000. Purchaser shall be responsible for the payment of all commissions, referral fees and credit card fees relating to the Accounts Receivable and for remitting to the appropriate authorities all sales, use and occupancy taxes collected as part of the Accounts Receivable, provided that the amount paid to Seller at Closing for the Accounts Receivable is net of all such commissions, fees and taxes. Notwithstanding the foregoing, Seller’s credit for the Accounts Receivable shall be reduced by an amount equal to 50% of the room revenues for the night preceding the Closing Date.

(b)        Taxes and Assessments. All ad valorem taxes, special or general assessments, assessments under any Permitted Exceptions, personal property taxes, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees shall be prorated as of the Cut-off Time. If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Each party shall be responsible for the payment of sales and use taxes due in connection with the activities at the Property during their respective periods of ownership. Seller shall protect, defend, indemnify and hold the Purchaser harmless from and against any loss, liability or damage suffered or incurred by the Purchaser because of the failure of the Seller to pay any sales and use taxes (including interest and penalties thereon, if any) payable in connection with the operation of the Hotel before the Closing Date.

(c)        Utility Contracts. Telecommunications and cable contracts and contracts for the supply of heat, steam, electric power, gas and any other utility service shall be prorated as of the Cut-off Time, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the morning of the Closing Date.

(d)        Hotel Contracts and Space Leases. Any amounts prepaid or payable under any Hotel Contracts and Space Leases shall be prorated as of the Cut-off Time. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease, based on the percentage rent paid for the most recent period determinable, to be adjusted once the actual percentage rent has been calculated for the period in which the Closing occurs. All security deposits shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

(e)        License Fees. Fees paid or payable for Permits (other than Excluded Permits) shall be prorated as of the Cut-off Time.

(f)         Hotel Matters. Purchaser shall receive a credit for: (i) advance payments or deposits, if any, made pursuant to any Bookings, and (ii) all outstanding “gift certificates” or other commitments issued for any use of the Hotel facilities including, without limitation, rooms and food and beverage and any commitments made for the free use of any Hotel facilities (in an amount equal to the face value thereof, if known, or if not, in an amount equal to the average daily rate for the twelve (12) month period preceding the Closing Date). Seller shall receive a credit for coin machine, telephone, washroom, and checkroom income relating to the period prior to the Cut-off Time.

(g)        Food, Beverage and Linen. Seller shall receive a credit at Closing for the cost of (1) any food located in unopened cases in storage, (2) beverages located in unopened bottles in storage, and (3) linens located in unopened cases in storage.

(h)        Cash-on-Hand. At the Closing, Seller shall transfer to Purchaser all Cash-on-Hand and Seller shall receive a credit at the Closing for such Cash-on-Hand.

(i)         Accounts Payable. Seller shall pay all Accounts Payable by the Closing Date. Seller shall be responsible to pay any Accounts Payable invoices received after the Closing Date. If Purchaser receives any Accounts Payable after the Closing Date, Purchaser will advise Seller. Seller shall indemnify, defend and hold harmless Purchaser from and against any claim, liability, cost or expense (including reasonable attorney’s fees) relating to the Accounts Payable, which obligation shall survive the Closing.

(j)         Existing Management Agreement. If the fee required to be paid to the Manager for the termination of the Existing Management Agreement exceeds $450,000, Purchaser shall reimburse Seller for such excess portion at the Closing, which excess portion shall not exceed $200,000. If such fee is less than $450,000, Purchaser shall receive a credit at the Closing equal to the difference between $450,000 and the actual amount of the fee paid by Seller.

(k)        Capital Improvements Credit. Purchaser shall receive a credit from Seller at Closing in the amount of $171,000 for capital improvements to the Property. A list of those capital improvements for which capital has been spent or for which Seller has committed to spend capital is attached hereto as Exhibit “P”, together with copies of invoices and purchase orders with respect thereto. To the extent items set forth on Exhibit “P-1” have not been completed and paid for by the Closing Date, Purchaser shall receive an additional credit equal to such unpaid amount.

(l)         Other. Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of a hotel shall be prorated as of the Cut-off Time.

7.02.     Payment. Any net credit due to Seller as a result of the adjustments and prorations under Section 7.01 shall be paid to Seller in cash at the time of Closing. Any net credit due to Purchaser as a result of the adjustments and prorations under Section 7.01 shall be credited against the Purchase Price at the time of Closing.

7.03.	Closing Statements.

(a)        Preparation. Each party shall cause its designated representatives to enter the Hotel only at reasonable times and without unreasonably interfering with operations, both before and after the Closing Date, for the purpose of making such inventories, examinations, and audits of the Hotel, and of the books and records of the Hotel, as they deem necessary to make the adjustments and prorations required under this Article VII, or under any other provisions of this Agreement. Based upon such inventories, examinations, and audits, at the Closing, the representatives of the parties shall jointly prepare and deliver to each party a preliminary closing statement ( the “Preliminary Closing Statement”) which shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to, or subtracted from the payment of the Purchase Price to be paid to Seller pursuant to Section 3.01(c) hereof. A draft of the Preliminary Closing Statement containing such prorations and adjustments as can be calculated at that time will be distributed at least 24 hours prior to the Closing. Within thirty (30) days following the Closing Date, Seller and Purchaser shall agree on a final closing statement (the “Final Closing Statement”) setting forth the final determination of all items to be included on the Closing Statement. The net amount due Seller or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) days following the date of the Final Closing Statement.

(b)        Disputes. In the event the representatives of the parties are unable to reach agreement with respect to preparation of the Preliminary Closing Statement then, except as hereinafter provided, the disputed amount shall be held in a joint order Escrow, pending agreement of the parties or the determination of the Accountants and the Closing shall occur. Purchaser shall be required to deposit in the Escrow any additional sum of the disputed amount which it may be required to pay. Any such dispute shall survive and be subject to later resolution pursuant to this Section 7.03. In the event the representatives of the parties are unable to reach agreement with respect to either the Preliminary Closing Statement or the Final Closing Statement, the parties shall submit their dispute to a firm of independent certified public accountants of recognized standing in the hotel industry, which if the parties cannot agree shall be the Accountants, and the determination of such firm shall be conclusive and binding on both parties hereto.

(c)        Period for Recalculation. Notwithstanding the foregoing, if at any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the Final Closing Statement but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Final Closing Statement. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

7.04.     Sales Taxes; Bulk Sales. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues from the Hotel through the Cut-off Time, excluding the Accounts Receivable, shall be paid by Seller, and all sales, use and occupancy taxes due or to become due in connection with revenues arising from and after the Closing Date (and with respect to the Accounts Receivable) shall be paid by Purchaser. Seller and Purchaser shall each indemnify the other from and against any liability for unpaid sales, use or occupancy tax resulting from the indemnifying party’s failure to make the payments required under this Section 7.04, which indemnity shall survive the Closing hereunder. Seller and Purchaser agree that they will not be complying with the pre-Closing provisions of any “bulk sales” statutes or regulations.

7.05.	Employees.

(a)        Seller shall terminate or arrange for the termination (or relocation) of all Employees as of the Closing Date. On or immediately after the Closing Date, Seller shall pay or cause to be paid to all Employees all unpaid wages or salaries accrued through the Cut-off Time, including any earned (but unused) vacation and sick days accrued through the Cut-off Time, and Seller shall pay any employment taxes due thereon and any retirement plan, medical or other similar deductions therefrom through the Cut-off Time to the appropriate collection authorities or benefit plans, as the case may be. From and after the Closing Date, Purchaser shall be responsible for paying all wages or salaries and other compensation and benefits for all of the Employees hired by Purchaser or its manager.

(b)        Purchaser acknowledges that Seller is not giving any notice under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. and/or any similar state or local law (collectively, the “WARN Act”). Purchaser or Purchaser’s intended manager of the Hotel (“Purchaser’s Manager”) shall make offers of employment to such current Employees as Purchaser reasonably determines is necessary to comply with the applicable provisions of the WARN Act, at substantially the same salaries and wages and on substantially the same terms and conditions as those in effect immediately prior to the Closing Date, and shall retain all Employees accepting such offers for a period of at least ninety (90) days following the Closing. Purchaser or Purchaser’s Manager shall hire those Employees who have accepted its offers of employment effective as of 12:01 A.M. (Central Time) on the Closing Date (those Employees who become employed by Purchaser or Purchaser’s Manager shall be referred to as “Continuing Employees”), it being understood that if for any reason the Closing does not occur, such hiring shall be deemed void ab initio. If the failure to hire less than all of the Employees or the hiring of Employees on different terms results in a violation of, or causes the applicability of, the WARN Act, Purchaser shall be responsible for all claims, damages and penalties under the WARN Act and shall indemnify Seller, Manager and their respective Affiliates, from and against any liability or expense relating to the WARN Act, unless such liability is the direct result of the inaccuracy or incompleteness of any information given to Purchaser by Seller.

(c)        Purchaser shall indemnify Seller, Manager and their respective Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them (i) under the WARN Act; (ii) in connection with any claim made by any Continuing Employees by reason of Purchaser’s or Purchaser’s Manager’s failure to continue to employ such Continuing Employees on or after the Closing Date at substantially the same salary or wages (excluding bonus, commission and sales incentive programs) and/or on substantially the same terms and conditions as in effect immediately prior to the Closing Date (including any claims made by reason of such Continuing Employee’s not receiving benefits under any benefit plan or receiving any particular benefit or level of benefit); or (iii) by reason of Purchaser’s failure to comply with the provisions of this Section 7.05, it being understood that Purchaser shall not be liable to Seller for any of the foregoing reasons if such liability is the result of incomplete or inaccurate information given to Purchaser by Seller. Seller shall indemnify Purchaser and Purchaser’s Manager and their respective Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them in connection with any liability arising out of Seller’s or Seller’s Manager’s employment policies, practices or procedures prior to the Closing Date. The provisions of this Section 7.05 shall survive the Closing for a period of one (1) year; provided, however, that neither party shall have any liability or obligation with respect to this Section 7.05 unless on or prior to the date that is one (1) year following the Closing Date, the party seeking to assert liability under this Section 7.05 shall have notified the other party in writing setting forth specifically the nature of such liability.

ARTICLE VIII

CONDITIONS TO SELLER’S OBLIGATIONS

8.01.     Conditions. Seller’s obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived in whole or in part by Seller in writing (and shall be deemed waived if the transaction closes):

(a)        Purchaser’s Compliance with Obligations. Purchaser shall have complied with all material Obligations required by this Agreement to be complied with by Purchaser.

(b)        Truth of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement are true in all material respects when made, and continue to be true in all material respects on the Closing Date, and Seller shall have received a certificate to that effect signed by Purchaser.

(c)        Franchisor Consent and Franchisor Release. Purchaser shall have obtained the Franchisor Consent and the Franchisor Release.

ARTICLE IX

CONDITIONS TO PURCHASER’S OBLIGATIONS

9.01.     Conditions. Purchaser’s obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived in whole or in part by Purchaser in writing (and shall be deemed waived if the transaction closes):

(a)        Seller’s Compliance with Obligations. Seller shall have complied with all material Obligations required by this Agreement to be complied with by Seller.

(b)        Truth of Seller’s Representations and Warranties. The representations and warranties of Seller contained in this Agreement are true in all material respects when made, and continue to be true in all material respects on the Closing Date, and Purchaser shall have received a certificate to that effect signed by Seller. Seller may substitute updated Exhibits ”F”, “G”, and “I” at the Closing; and the state of facts shown on such updated Exhibit or list shall be deemed acceptable to Purchaser and shall not constitute a breach of any Seller representation, provided that such change in the Exhibit or list (i) did not result from a breach of any of Seller’s obligations hereunder, including but not limited to Seller’s obligations under Section 10.01(b) below, (ii) were incurred in the ordinary course of business and (iii) reflect only arms-length bona fide transactions. Notwithstanding the foregoing, it is understood and agreed that the existence of a violation or threatened violation of a Legal Requirement on the Closing Date which was not known to Seller as of the date of this Agreement shall not be deemed to be a breach of Seller’s representation under Section 5.01(f) above and Purchaser shall be obligated to close hereunder notwithstanding the existence of such violation or threatened violation without any adjustment or credit to the Purchase Price as a result thereof; provided that such violation did not result from the affirmative acts of Seller or the Manager since the date of this Agreement.

(c)        Title Policy. The Title Company shall be irrevocably committed to issue to Purchaser the Title Policy.

(d)        Franchisor Consent. Purchaser shall have obtained the Franchisor Consent.

(e)        Permits. No material Permit required for the occupancy or operation of the Property as currently operated shall have expired or been revoked, and either Purchaser shall have obtained a new liquor license for the Hotel (or approval for the transfer of the existing Liquor License) or Purchaser and Licensee shall have agreed upon the form of the Interim Beverage Agreements to be executed at the Closing.

(f)         Bellsouth Wireless Cable Agreement. Prior to the Closing Date, Seller shall furnish to Purchaser a copy of the agreement referred to in the Memorandum set forth as item 11 on Exhibit “D”. Purchaser, acting in good faith, will advise Seller within five (5) business days after Purchaser receives the agreement whether the agreement is acceptable to Purchaser. If the agreement is not acceptable to Purchaser, Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be returned to

Purchaser and this Agreement shall terminate. Notwithstanding the foregoing, Seller shall have the option to cause the Memorandum to be removed from the Title Policy, either by way of a termination of such agreement or by an affidavit to the Title Company, in which case, Purchaser will not acquire the Property subject to (and shall not be required to assume) the agreement referenced in the Memorandum set forth as item 11 on Exhibit “D”.

ARTICLE X

PRE-CLOSING MATTERS

10.01.   Actions and Operations Pending Closing. Seller agrees that at all times prior to the Closing Date, subject to the terms of the Existing Management Agreement and to conditions beyond Seller’s reasonable control:

(a)        The Hotel will continue to be operated and maintained substantially in accordance with Present Standards.

(b)        Seller will not enter into any new Space Lease, or consent to any cancellation, modification or renewal of any Space Lease, without, in each instance, the prior written consent of Purchaser. Seller will not enter into any new Hotel Contract (as opposed to the renewal of an existing Hotel Contract) which is not terminable on not more than 30 days prior notice without penalty, without, in each instance, the prior written consent of Purchaser.

(c)        Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel’s standard rates, including customary discounted rates.

(d)        Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring on or before the Closing Date to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly notify Purchaser and shall take all commercially reasonable measures necessary to cause the reinstatement of such Permit.

(e)        Seller will maintain in effect until the Closing all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

(f)         Seller will not enter into or consent to any union contracts or collective bargaining agreements without the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed.

(g)        Seller will not remove any Fixtures and Tangible Personal Property from the Property (other than in the ordinary course of business in which case adequate replacements shall have been made).

(h)        Seller will not (i) create or voluntarily allow any lien or similar encumbrance to be placed against the Property, or (ii) grant or enter into any easement,

restrictive covenant or similar agreement affecting title to the Real Property without Purchaser’s prior written consent in its sole but good faith discretion.

10.02.   Termination of Certain Existing Agreements. Seller shall cause to be terminated or released effective as of the Closing Date, (i) the Existing Management Agreement and (ii) any existing leases with any Affiliates of Seller, such that no such agreement or leases shall be binding on Purchaser or encumber the Property after the Closing. Notwithstanding the foregoing, it is understood that Purchaser shall pay at the Closing (or reimburse Seller for the payment of) all termination fees required to terminate the Existing Management Agreement.

10.03.   Transition of Management, Communications with Employees. Seller shall cooperate with Purchaser to arrange communications between Purchaser’s senior employees and the senior employees of Hilton to effect a smooth transition in the management of the Hotel. Subject to the terms of the Existing Management Agreement and to matters beyond Seller’s reasonable control, Seller shall permit up to ten (10) persons comprising Purchaser’s transition management team to witness and review the management and operation of the Hotel for a period of fifteen (15) days prior to the Closing Date. Personnel from Purchaser’s transition management team shall have reasonable access during normal business hours to (i) the executive committee and senior managers of the Hotel, and (ii) all books and records to be transferred to Purchaser, and shall have the right (at Purchaser’s expense) to establish duplicate books in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser and its transition management team (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with Section 10.06 below, (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser, its agents or their respective employees, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of their presence at the Hotel. Purchaser shall indemnify Seller from and against any and all loss, damage, liability, cost or expense resulting from the violation or breach of any of the covenants set forth in clauses (ii)(a) through (ii)(d) of the preceding sentence, which indemnity shall survive the Closing or the termination of this Agreement; provided that any claim for indemnity under the provisions of this Section 10.03 be brought within six (6) months after either the Closing or the termination of this Agreement, as the case may be. All expenses of Purchaser’s transition management team, including the cost of rooms, food and beverage and other services, shall be paid by Purchaser. Except as expressly provided above, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, any person that conducted inspections by or on behalf of Purchaser), directly or indirectly, communicate with any Employees or any person representing any Employees involving any matter with respect to the Property, the Employees or this Agreement, without Seller’s prior consent, which consent may be withheld in Seller’s sole discretion, unless such communication is arranged by Seller. Seller shall reasonably cooperate, and shall use reasonable efforts to cause Manager to cooperate, with Purchaser in order (A) to arrange communications, pursuant to a schedule to be reasonably agreed upon by the parties, between Purchaser and the Employees and (B) to otherwise assist Purchaser with the carrying out of a jobs fair at the Hotel, in each case, in order to allow Purchaser to interview the Employees for possible continued employment. Purchaser shall apprise Seller from time to time as to its plans for communicating with such Employees, and to complete such communications in advance of the Closing.

10.04.   Liquor License. The existing Liquor License for the Property is held in the name of an Affiliate of Seller, DTRS Lake Buena Vista, LLC ( the “Licensee”). Prior to the Closing Date, Purchaser shall make such applications to the appropriate governmental authorities to have the existing Liquor License at the Property transferred to Purchaser or to an entity designated by Purchaser, or to have a new liquor license issued in the name of Purchaser or an entity designated by Purchaser, whichever shall be in compliance with local law, and Seller shall cooperate with Purchaser in this regard, at Purchaser’s sole cost and expense. Purchaser shall use all reasonable efforts at Purchaser’s sole expense to obtain the approval of the applicable state and local authorities for such transfer or issuance. In the event that such transfer or issuance has not been approved prior to the Closing Date, Seller agrees to cause Licensee to execute, such documents (the “Interim Beverage Agreements”) as are legal and customary in the jurisdiction to permit the continued sale of alcoholic beverages for up to ninety (90) days after the Closing pending such approval. In such event, Purchaser agrees to maintain liquor liability insurance in amounts no less than those previously maintained by Seller naming the Seller, Licensee and Manager as additional insureds, and further agrees to indemnify, defend and hold Seller, Licensee and Manager harmless from and against any liability, cost or expense arising out of Seller’s or Licensee’s cooperation with Purchaser during this interim period. If Seller has any reasonable concerns as to the legality of any document it or Licensee have been requested to execute regarding this interim arrangement, Seller may condition its approval upon receipt of an acceptable opinion from local counsel as to such legality. The provisions of this Section 10.04 shall survive the Closing.

10.05.   Assignment of Hotel Contracts. Seller will use commercially reasonable efforts to obtain the consent of the vendor under any Hotel Contract set forth on Exhibit “F” whose consent is required for the assignment of such Hotel Contract to Purchaser, but the delivery of such consent at or prior to the Closing shall not be a condition to Closing and shall not relieve Purchaser of the obligation to assume any such Hotel Contracts set forth on Exhibit “F” at the Closing.

10.06.   Confidentiality. Prior to Closing, Purchaser agrees and covenants with Seller not to disclose to any third party (other than lenders, accountants, attorneys, and other professionals and consultants retained in connection with the transaction contemplated in this Agreement) without Seller’s prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated by this Agreement. If this Agreement is terminated, Purchaser agrees that all such information will continue to be held in strict confidence and, to the extent possible, be returned or delivered to Seller.

10.07.   Indemnification; Insurance. Purchaser agrees to indemnify, protect, defend, and hold Seller and its partners, trustees, beneficiaries, shareholders, members, managers, advisors, and other agents, and their respective partners, members, trustees, beneficiaries, employees, officers, directors, and shareholders (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any pre-closing activities of Purchaser (including activities of any of Purchaser’s employees, consultants, contractors, or other agents) relating to Purchaser’s investigation and diligence of the Property, including, without limitation, mechanics’ liens, damage to the Property, or injury to persons or property resulting from such activities in connection therewith. If the Property is disturbed or altered in any way as a result of such activities, and the transfer of the Property to Purchaser does not occur for any reason, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities which disturb or alter the Property. Furthermore, Purchaser acknowledges that it has obtained commercial general liability insurance with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) for personal injury, including bodily injury and death, and property damage, naming Seller as an additional insured party, and containing a waiver of subrogation.

10.08.   Title and Survey. Purchaser has obtained (a) a commitment for an ALTA owner’s policy of title insurance along with a copy of each instrument listed as an exception thereon (the “Title Commitment”) on the Real Property issued by Stewart Title Guaranty Company, (b) that certain survey dated April 5, 2004 issued by Southeastern Surveying & Mapping Corp. as Drawing Number 16568008 (the “Survey”), and (c) the UCC Search and such other searches as Purchaser deems appropriate (the “Searches”). Purchaser has accepted all of the exceptions set forth on Exhibit ”D” and those contained in the Title Commitment, the form and substance of the Survey and all matters shown thereon, and all matters disclosed pursuant to the Searches; all such exceptions and matters and any exceptions or matters caused by or through Purchaser shall be included in the term “Permitted Exceptions” as used in this Agreement. Notwithstanding the foregoing, Seller shall be obligated to cause the Existing Mortgage to be released from the Property at Closing and to remove any exceptions to title (which shall not be deemed to include violations of Legal Requirements or notices of such violations) which arose since the date of the Commitment but prior to Closing (i) which were voluntarily created by Seller or (ii) which are liens (in addition to the Existing Mortgage) which can be removed by the payment of a liquidated sum of money, not to exceed $1,000,000 in the aggregate. Purchaser may elect to order an update of the Survey and the Permitted Exceptions shall be deemed to include any state of facts shown on such updated Survey which were not shown on the Survey, provided such new state of facts does not render title unmarketable or materially interfere with the operation of the Property as it is currently being operated.

10.09.   Consent of Franchisor. Purchaser shall be responsible for obtaining, at Purchaser’s sole cost and expense, (i) the consent of Franchisor to the assignment and assumption of the Existing Franchise Agreement to and by Purchaser or, in lieu thereof, at Franchisor’s option, the execution of a new franchise agreement between Franchisor and Purchaser in Franchisor’s then current form (the “Franchisor Consent”) and (ii) the release by Franchisor of Seller and its Affiliates from any liabilities or obligations arising under the Existing Franchise Agreement from and after the Closing Date (the “Franchisor Release”). Purchaser shall comply with all reasonable requirements of Franchisor in this regard, including but not limited to the prompt submission of any requested information concerning Purchaser and Purchaser’s Manager. If the Franchisor Consent and/or the Franchisor Release have not been obtained by Purchaser by the Closing Date, as the same may be extended for up to two weeks by Purchaser, as provided in the definition of “Closing Date,” either party may terminate this Agreement by giving written notice of termination to the other on the Closing Date. Upon receipt of such termination notice, (i) this Agreement shall be terminated, and the parties shall have no further obligations or recourse against each other (except for any provisions of this Agreement which are expressly stated to survive the termination of this Agreement, including, without limitation, the indemnification set forth in Section 10.07), and (ii) Seller shall direct the Title Company by written notice, with a copy to Purchaser, to return to Purchaser the Earnest Money, less the amount of any known damages payable to Seller pursuant to the indemnification set forth in Section 10.07 or as a result of any other defaults under this Agreement by Purchaser.

10.10.   Estoppels. Seller will use commercially reasonable efforts to obtain an estoppel certificate in the form attached hereto as Exhibit “O” from Hilton Resorts Corporation with respect to the Hilton License Agreement; provided that the parties acknowledge that the delivery of such estoppel is not a condition to Closing. Seller will use commercially reasonable efforts to obtain an estoppel certificate from Sun Lovers of Central Florida, Inc. pertaining to the Space Lease set forth on Exhibit “G”, which estoppel shall be in a form acceptable to Sun Lovers of Central Florida, Inc.; provided that the parties acknowledge that the delivery of such estoppel is not a condition to Closing.

10.11.   American Telecasting Service Agreement. Seller will use commercially reasonable efforts to obtain a termination in recordable form from American Telecasting of Central Florida, Inc. of that certain Service Agreement more particularly described as item 10 on Exhibit “D”; provided that the parties acknowledge that the delivery of such termination is not a condition to Closing. If Seller is unable to obtain such termination, Seller shall provide an affidavit to the Title Company stating that the Service Agreement has been terminated and is no longer in effect, that Seller has no written agreement with American Telecasting of Central Florida, Inc., and that American Telecasting of Central Florida, Inc. is not currently providing services to the Property.

10.12.   Parking. Seller, at Seller’s expense, shall restripe the parking lot on the Property to include 264 automobile parking spaces in a manner reasonably acceptable to Purchaser.

10.13.   Letter of Authorization Regarding Franchise Agreement. Purchaser shall supply Seller the form of letter of authorization regarding the transfer of the Existing Franchise Agreement to Purchaser. Seller shall have three (3) business days to review, approve and execute such authorization letter. Seller shall not unreasonably withhold its approval of the form of such authorization letter.

ARTICLE XI

CASUALTIES AND TAKINGS

11.01.	Casualties.

(a)         If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, earthquake, hail, explosion or other casualty, and if the cost of repairing such damage will equal or exceed Three Million and no/100 Dollars ($3,000,000.00), Purchaser may elect to (i) terminate this Agreement by giving written notice to Seller in which event neither party shall have any further Obligations or liability whatsoever to the other hereunder (except that Purchaser shall be returned the Earnest Money) or (ii) receive an assignment of all of Seller’s rights to any insurance proceeds (excluding business interruption proceeds, except such part of the insurance proceeds covering revenues lost to the Hotel post-Closing) relating to such damage, plus an adjustment for Seller’s deductible and any self-insurance or co-insurance amounts, and acquire the Property without any adjustment in the Purchase Price in connection therewith.

(b)        If the cost of repairing such damage will not exceed Three Million and no/100 Dollars ($3,000,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price in connection therewith and Purchaser shall receive an assignment of all of Seller’s rights to any insurance proceeds (excluding business interruption proceeds, except such part of the insurance proceeds covering revenues lost to the Hotel post-Closing), plus an adjustment for Seller’s deductible and any self-insurance or co-insurance amounts.

11.02.   Takings. If, prior to the Closing Date, all or any portion of the Real Property is taken by eminent domain or by an act of governmental authority, Seller shall promptly give Purchaser written notice thereof, and the following shall apply:

(a)        If a material part of a Real Property is taken, Purchaser may, within ten (10) days after the giving of Seller’s notice, by written notice to Seller, elect to terminate this Agreement. In the event that Purchaser shall so elect, the Earnest Money shall be returned to Purchaser whereupon this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder.

(b)        If a material part of the Real Property is taken but Purchaser does not elect to terminate this Agreement pursuant to paragraph (a) above, or if an immaterial part of the Real Property is taken by an act of governmental authority, Purchaser shall not have any right to terminate this Agreement, and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking, provided, however, that Seller shall, at the Closing, (i) assign and turn over, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such taking which may have been collected by Seller as a result of such taking, less any portion thereof applied to the cost of repairs made by Seller prior to the Closing, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such taking, less an amount equal to the cost of any repairs made by Seller prior to the Closing, which amount shall be paid to Seller by Purchaser at the Closing. If the net proceeds are paid to the holder of any mortgage or deed of trust on the Real Estate and such holder refuses to release sufficient sums therefrom for the purpose of making repairs and restorations required by reason of such condemnation, then, at the Closing, Seller (at Seller’s sole option) shall either pay to Purchaser the amount required to make such repairs and restorations or credit such amount against the Purchase Price.

(c)         For the purposes hereof, a “material part” shall be deemed to mean any taking (i) which causes a reduction in the size of any of the buildings comprising the Real Property or materially interferes with the present use and operation of any of the buildings comprising the Real Property, (ii) which results in the elimination of the sole or any required means of legal ingress and/or egress from the Real Property to public roads, with no comparable, convenient, legal substitute ingress and/or egress being available, or (iii) which results in the elimination of any parking on the Land unless Purchaser concludes in its sole but good faith discretion that such parking is not required for the continued operation of the Hotel.

ARTICLE XII

NOTICES

12.01.   Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals, and other communications (each a “Notice”, collectively “Notices”) required or permitted to be given under this Agreement, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, or by e-mail or fax (provided a copy is also sent by overnight express courier the same day), addressed to the party to be so notified as follows:

If intended for Seller, to:

c/o Strategic Hotel Capital, Inc.

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

Attention: Paula Maggio, Esq.

E-mail: pmaggio@shci.com

Fax: (312) 658-5799

Copies to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Douglas A. Raelson

E-mail: douglasraelson@paulhastings.com

Fax: (212) 230-7644

If intended for Purchaser, to:

c/o HEI Hospitality Fund Acquisition LLC

Third Floor, 101 Merritt 7 Corporate Park

Norwalk, CT 06851

Attention: Roger Clark, Senior Vice President

E-mail: rclark@heihospitality.com

Fax: (203) 849-5918

Copies to:

HEI Hospitality Fund Acquisition LLC

Third Floor, 101 Merritt 7 Corporate Park

Norwalk, CT 06851

Attention: Anthony R. Rutledge, General Counsel

E-mail: arutledge@heihospitality.com

Fax: (203) 849-5918

Goodwin Procter LLP

599 Lexington Avenue

New York, NY 10021

Attention: Robert S. Insolia

E-mail: rinsolia@goodwinproctor.com

Fax: (212) 355-3333

Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee on the next business day after mailing thereof. Notice given by e-mail or fax shall be deemed received on the day sent, provided a copy by overnight courier is received on the next business day. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid. Notice may be given by counsel to either party on behalf of such party.

ARTICLE XIII

ADDITIONAL COVENANTS

13.01.	Additional Covenants. In addition, the parties agree as follows:

(a)        Brokerage. Seller shall be solely responsible for the payment of the commission to Sonnenblick-Goldman Company. Seller and Purchaser each warrant and represent to the other that (other than Sonnenblick-Goldman Company) neither has had any dealings with any broker, agent, or finder relating to the sale of the Property or the transactions contemplated hereby, and each agrees to indemnify and hold the other and its Indemnitees harmless against and from any and all Liabilities incurred by the other party arising out of or resulting from any claim for brokerage commissions, compensation or fees by any broker, agent, or finder in connection the sale of the Property or the transactions contemplated hereby resulting from the acts of the indemnifying party. The provisions of this Section 13.01(a) shall survive Closing or any termination of this Agreement.

(b)        Tax Appeal Proceedings. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the Closing Date occurs. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Real Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction, net of expenses incurred to prosecute such application.

(c)        Books and Records. The transaction contemplated hereby includes all the books and records of Seller pertaining to the business of the Hotel, including any software and other programs, to the extent owned by Seller, but not Seller’s income tax records (collectively, the “Books and Records”). Purchaser covenants and agrees that the Books and Records will remain in the Hotel for examination and audit by Seller and its agents after the Closing as provided in this paragraph (c). Books and records not pertaining to the business of the Hotel may be removed by Seller within a reasonable time after the Closing Date. Purchaser agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Purchaser agrees to provide access to Seller and its representatives, to such books, records, files and correspondence at all reasonable times.

(d)        Construction. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

(e)        Publicity. All press releases and all other publicity concerning the economic terms of the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Purchaser and Seller. Neither party shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed.

(f)         Assignment. Neither all nor any portion of Purchaser’s interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise including, without limitation, by a transfer of all or substantially all of the interest in Purchaser (collectively, a “Transfer”), without the prior written consent of Seller, which consent may be granted or denied in Seller’s sole and absolute discretion. Any attempted Transfer without Seller’s consent shall be null and void. Any request by Purchaser for Seller’s consent to a Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership, and financial condition of the prospective transferee and the financial details of the proposed Transfer. In addition, Purchaser shall provide Seller with copies of all Transfer documentation, certified by Purchaser to be true, correct, and complete, and with all other information which Seller may reasonably request. Notwithstanding the foregoing, Purchaser may, on not less than ten (10) business days’ prior notice to Seller, assign this Agreement to an Affiliate of Purchaser. No transfer, whether with or without Seller’s consent: (i) shall operate to release Purchaser or alter Purchaser’s primary liability to perform the obligations of Purchaser under this Agreement or (ii) shall cause Seller to incur any cost or other economic detriment in connection with such Transfer. Purchaser shall pay any and all additional costs and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements) incurred by Seller that would not otherwise have been incurred by Seller had Purchaser not caused a Transfer.

(g)        General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior letters of intent, understandings, or other agreement, whether written or oral, if any, with respect thereto and may not be amended, supplemented, or terminated, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The warranties, representations, agreements, and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(h)        Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of New York or of the Federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. As used herein, the term “business days” shall mean any day which is not a Saturday, Sunday or legal holiday in the State of New York.

(i)         Safes. On the Closing Date Seller shall cause the delivery to Purchaser of all of Seller’s keys or codes to all safes and safe deposit boxes (collectively, the “safes”) at the Property. On or prior to the Closing Date, Seller shall give written notices to those persons who have deposited items in any central safes (excluding in-room safes), advising them of the sale of the Hotel to Purchaser and requesting the removal or verification of their contents in the safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Seller’s and Purchaser’s respective representatives. All contents which are to remain in the safes shall be recorded. Items belonging to guests who have not responded to such written notice by so removing or verifying their safe contents by the end of the day shall be recorded in the presence of the respective representatives. Any such contents so verified or recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor. Seller hereby agrees to indemnify and hold Purchaser harmless from any liability arising from claims by guests for any loss of contents in the safes not verified or recorded on the Closing Date.

(j)         Baggage. On the Closing Date representatives of Purchaser and Seller shall take an inventory of all baggage, valises and trunks checked or left in the care of Seller at the Property. From and after the Closing Date, Purchaser shall be responsible for all baggage listed in said inventory and Purchaser hereby indemnifies and agrees to hold Seller harmless from any liability therefor. Seller shall remain liable for any negligence or malfeasance with respect to such baggage which occurred prior to the Closing Date as well as for claimed omissions from said inventory, and hereby indemnifies and agrees to hold Purchaser harmless from any liability therefor.

(k)        Jurisdiction. Any action or proceeding concerning this Agreement shall be commenced only in a state or federal court of competent jurisdiction located in the State of New York, and the parties hereby expressly and irrevocably submit themselves to the jurisdiction of said courts and waive any objections they may now or hereafter have based on venue and/or forum non-conveniens. In any legal action or proceeding, the parties hereby waive their right to trial by a jury.

(l)         Attorneys’ Fees, Actions. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non-prevailing party in any such action or proceeding (the finality of which is not legally contested) shall pay to the prevailing party all costs, damages, fees and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

(m)       Section 1031 Exchange. Seller may effect a tax-free exchange (an “Exchange”) in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended, which Exchange will involve an exchange of another property or properties, and the Property. Purchaser agrees to accommodate Seller by participating in the Exchange provided that (a) Purchaser shall not incur any cost, expense or liability in connection with the Exchange, (b) Seller shall indemnify, defend and hold Purchaser harmless from and against any and all cost, loss, liability and expense arising out of or in connection with the Exchange, and (c) the Exchange is carried out in accordance with all applicable laws and all documentation to be executed by Purchaser shall be reasonably satisfactory to Purchaser and its counsel.

ARTICLE XIV

DEFAULTS AND REMEDIES

14.01.   Seller’s Remedies. IF PURCHASER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT (EXCLUDING POST-CLOSING OBLIGATIONS) FOR ANY REASON EXCEPT (A) THE FAILURE OF ANY CONDITION PRECEDENT SET FORTH IN SECTION 9.01 TO PURCHASER’S OBLIGATIONS UNDER THIS AGREEMENT OR (B) PURCHASER’S TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, SELLER SHALL BE ENTITLED AS ITS SOLE REMEDY TO TERMINATE THIS AGREEMENT AND RECOVER THE EARNEST MONEY AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, IN FULL SATISFACTION OF ANY CLAIMS AGAINST PURCHASER. SELLER AND PURCHASER AGREE THAT THE SELLER’S DAMAGES RESULTING FROM PURCHASER’S DEFAULT ARE DIFFICULT TO DETERMINE AND THE AMOUNT OF THE EARNEST MONEY IS A FAIR ESTIMATE OF THOSE DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. WITH RESPECT TO PURCHASER’S BREACH OF ANY OF ITS SURVIVING POST-CLOSING OBLIGATIONS, SELLER SHALL HAVE ALL REMEDIES PROVIDED HEREUNDER AND ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY WHICH ARE NOT INCONSISTENT WITH THE TERMS OF THIS AGREEMENT.

14.02.   Purchaser’s Remedies. If Seller fails to perform its obligations under this Agreement (excluding post-Closing obligations) for any reason except the failure of any condition precedent to Seller’s obligations under this Agreement, then Purchaser shall elect, as its sole and exclusive remedy, either: (a) to terminate this Agreement by giving Seller written notice of such election prior to or at Closing whereupon the Title Company shall promptly return to Purchaser the Earnest Money; or (b) to waive the default and close without any abatement or reduction of the Purchase Price; or (c) to enforce specific performance of this Agreement. Notwithstanding the foregoing, in the event that Seller has breached its obligations under Section 10.01(h) and is unable or unwilling to remove such lien or other encumbrance created by Seller, and Purchaser elects to terminate the Agreement, Purchaser may also seek to recover its reasonable out-of-pocket expenses incurred in connection with its due diligence review of the Property, the negotiation and execution of this Agreement and all ancillary documents, and the pursuit of the Franchisor Consent and Franchisor Release; provided that in no event will the amount recoverable by Purchaser exceed $200,000. With respect to Seller’s breach of any of its surviving post-Closing obligations, Purchaser shall have all remedies provided hereunder and any and all remedies available at law or in equity which are not inconsistent with the terms of this Agreement.

14.03.   Remedies in General. Under no circumstances shall either party be liable to the other for any prospective or speculative profits, or special, indirect, incidental, or consequential damages, whether based upon contract, tort, or negligence or in any other manner arising from this Agreement or the transactions contemplated by this agreement.

14.04.   Counterparts. This Agreement may be executed in several counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. This Agreement may be executed via facsimile, provided original signature pages are exchanged between the parties promptly thereafter.

[The signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

SELLER:

SHC LAKE BUENA VISTA II, L.L.C.,

a Delaware limited liability company

By:	/s/ Monte Huber
Name:	Monte Huber
Its:	Vice President, Controller

PURCHASER:

HEI LAKE BUENA VISTA LLC, a Delaware
limited liability company

By:	/s/ Roger Clark
Name:	Roger Clark
Its:	Vice President

EXHIBIT A

LAND

Legal Description

Parcel A:

The West 2/3 of the East 3/4 of the North 1/2 of the Northeast 1/4 of the Northeast 1/4 (Less right of way for Interstate 4 and Less West 1/2 of the Northeast 1/4 of the Northeast 1/4 of the Northeast 1/4 lying East of Interstate 4) in Section 22, Township 24 South, Range 28 East, Orange County, Florida; AND

Parcel B:

That portion of the following described property lying West of the Interstate 4 Expressway right of way; thence West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 and the West 3/4 of the South 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 22, Township 24 South, Range 28 East, Orange County, Florida.

BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at the Northeast corner of Section 22, Township 24 South, Range 28 East, Orange County, Florida; run South 89°47’29” West 485.33 feet along the North line of the Northeast 1/4 of said section to a point on the Westerly right of way line of Interstate Highway No. 4/State Road No. 400 for a Point of Beginning; thence along said Westerly right of way line South 38°21’48” West 1371.13 feet; thence departing said right of way line and along the West line of the West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of said Section 22 North 00°08’44” East 1072.01 feet to a point on the aforesaid North line of the Northeast 1/4 of said Section 22; thence along said North line North 89°47’29” East 848.27 feet to the Point of Beginning.

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EXHIBIT B

EARNEST MONEY ESCROW AGREEMENT

Escrow or Title No.
Project reference:
_____________, 2005

Title Associates, Inc.

825 Third Avenue

12th Floor

New York, New York 10022

Attention: John Caruso

RE: Embassy Suites Lake Buena Vista

Gentlemen:

Reference is made to the Agreement for Sale and Purchase of Hotel dated __________, 2005 (the “Agreement”) between SHC Lake Buena Vista II, L.L.C. (“Seller”) and HEI Lake Buena Vista LLC (“Purchaser”). Pursuant to the terms of the Agreement, Purchaser will be depositing with Title Associates, Inc. (“Escrow Agent”) certain sums in the aggregate amount of $2,500,000 (together with any interest earned thereon and any additional sums deposited with Escrow Agent pursuant to the Agreement, the “Escrowed Funds”).

Escrow Agent shall hold the Escrowed Funds subject to the following terms and conditions:

1. Escrow Agent is not a party to, and is not bound by, or charged with notice of any agreement out of which this escrow may arise, other than the terms and provisions of this escrow letter.

2. Escrow Agent shall deliver the Escrowed Funds to the party so designated on written notice from both the Purchaser and Seller specifying the time and the place where the Escrowed Funds are to be delivered, provided, however, that Escrow Agent shall have received such written instructions at least one business day prior to the date designated for delivery.

3. Escrow Agent is acting solely as a stakeholder and depository as an accommodation to Purchaser and Seller, and is not responsible or liable for any matter or loss arising out of Escrow Agent’s conduct hereunder, except for its willful misfeasance or gross negligence. Escrow Agent not be responsible or liable for the sufficiency, correctness, genuineness, or validity of the subject matter of this escrow letter, or for the identity or authority of any person executing any documents or instruments in connection herewith.

4. Purchaser and Seller agree to jointly and severally, indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, claims, damage or expense, including,

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without limitation, any and all court costs and attorney’s fees and expenses (collectively called “Expenses”) incurred by Escrow Agent in connection with or in any way arising out of this escrow letter, other than Expenses resulting from Escrow Agent’s willful misconduct. The Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.

5. Escrow Agent shall be entitled to act or rely upon, and Escrow Agent shall be protected in acting or relying upon the genuineness and validity of any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent shall receive from any party hereto.

6. In the event that (a) Escrow Agent receives contradictory instructions from the parties hereto, or (b) there shall be any dispute between Seller and Purchaser as to any matter arising under this escrow letter, or (c) there shall be any uncertainty as to the meaning or applicability of the provisions hereof or any written instructions received by Escrow Agent pursuant hereto, Escrow Agent may, at its option, continue to hold the Escrowed Funds pending resolution of the matter or deposit the Escrowed Funds with any appropriate court in the State of New York at the cost and expense of Purchaser and Seller jointly and severally, and, upon making such deposit, Escrow Agent shall thereupon be discharged and released from any and all liability with respect to the Escrowed Funds and the Escrowed Documents. The Escrow Agent may dispose of the Escrowed Funds in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.

7. Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto, provided that any direction to the Escrow Agent for such investment shall be in writing and contain the consent of all other parties to this escrow together with a completed, signed W-9 Form.

Escrow Agent is not to be held responsible for the loss of principal or interest on any investment made pursuant to the aforesaid instruction or in the redemption thereof.

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8. Except as to deposits of funds for which the Escrow Agent has received written instructions as set forth in paragraph 7 above, the Escrowed Funds may commingle with other escrowed funds in a non-segregated, interest-bearing escrow account.

9. Upon delivery of the Escrowed Funds in accordance with the terms hereof; Escrow Agent shall be discharged and released from any and all liability with respect to the Escrowed Funds.

Very truly yours,

Taxpayer ID No:	SHC LAKE BUENA VISTA II, L.L.C.

__________________	By: ___________________________
Name: __________________
Title: ___________________

Taxpayer ID No:	HEI LAKE BUENA VISTA LLC

__________________	By: ___________________________
Name: __________________
Title: ___________________

Accepted and Agreed to:

TITLE ASSOCIATES INC.

By:__________________________________

Name: ____________________________
Title: ______________________________

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EXHIBIT C

EXCLUDED ASSETS

None.

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EXHIBIT D

PERMITTED EXCEPTIONS

1.	Liens for real estate taxes, vault taxes and special assessments not yet due and payable.
2.	Lease Agreement dated November 1, 2002 between SHC Lake Buena Vista II, LLC and Sun Lovers of Central Florida, Inc., as renewed by Renewal Amendment.
3.	Water rent and sewer charges.
4.	Sewer and Water Line Easement in favor of Orange County recorded December 29, 1987 in Official Records Book 3945, Page 4205.
5.	Agreement by and between Reedy Creek Improvement District, and Embassy Suites, Inc., a Delaware Corporation recorded July 5, 1990 in Official Records Book 4197, Page 4404.
6.	Easement in favor of Florida Power Corporation recorded March 11, 1991 in Official Records Book 4268, Page 474.
7.	Easement in favor Florida Power Corporation recorded August 13, 1991 in Official Records Book 4315, Page 2263.
8.	Distribution Easement in favor of Florida Power Corporation recorded October 26, 1994 in Official Records Book 4812, Page 3294.
9.	Status of Permit Notice recorded April 25, 1996 in Official Records Book 5047, Page 808.
10.

Pay Television Programming Service Agreement by and between American Telecasting of Central Florida, Inc. and Promus Hotels Florida, Inc. d/b/a Embassy Suites Resort in Lake Buena Vista Florida, recorded October 4, 1996 in Official Records Book 5132, Page 4877.

11.	Memorandum of Agreement by and between Bellsouth Wireless Cable, Inc. and WW LBV, Inc. d/b/a Travelodge Hotel recorded August 18, 1998 in Official Records Book 5551, Page 1070.
12.	Distribution Easement in favor of Florida Power Corporation as set forth in Consent and Subordination Agreement recorded December 1, 1999 in Official Records Book 5892, Page 1636.
13.	Distribution Easement in favor of Florida Power Corporation recorded January 7, 2000 in Official Records Book 5918, Page 3088.
14.	The following matter as depicted on survey prepared by Southeastern Surveying, under job no. 16568008, dated April 5, 2004:

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a. Fence along west line lies in, out and on property line.

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EXHIBIT E

SUBMITTED FINANCIAL STATEMENTS

Financial Statements

Monthly Results Summaries

Accounts Payable and Receivable

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EXHIBIT F

HOTEL CONTRACTS

1.          Marketing Desk and Room Night License Agreement dated August 15, 2001 by and between SHC Lake Buena Vista II, L.L.C. and Hilton Resorts Corporation, as amended by Addendum to Marketing Desk and Room Night License Agreement dated January 1, 2003, as amended by Second Addendum to the Marketing Desk and Room Night License Agreement dated January 1, 2004, and as further amended by Third Addendum to the Marketing Desk and Room Night License Agreement dated January 1, 2005.

2.	Ring Power Corporation Inspection Agreement dated September 29, 2004.

3.          Services Agreement (undated) between SHC Lake Buena Vista II, L.L.C. and Fleetwood Limousine Service, Inc.

4.          Services Agreement dated April 1, 2005 between DTRS Lake Buena Vista II LLC and Linc Service LLC.

5.          Master License Agreement dated April 21, 2004 between SHC Lake Buena Vista II, L.L.C. and Pizza Hut, Inc., as amended by letter agreement dated April 29, 2004.

6.          Services Agreement dated April 1, 2005 between DTRS Lake Buena Vista II L.L.C. and R&R Pools.

7.          Services Agreement dated June 15, 2005 between SHC Lake Buena Vista II, L.L.C. and Rentokil Inc. Pest Control Services.

8.	SAFGARD Extended Warranty Agreement dated November 19, 2002.

9.          Services Agreement dated May 1, 2005, between DTRS Lake Buena Vista II, L.L.C. and Simplex Grinell, as amended by Agreement dated February 14, 2005.

10.        Services Agreement dated June 12, 2005 between DTRS Lake Buena Vista II LLC and Specialty Parking.

11.        Services Agreement dated July 1, 2005 between DTRS Lake Buena Vista II LLC and Tampa Armature Works, Inc.

12.        Telephone System Maintenance and Upgrade Agreement dated August 1, 2004 between Pinnacle Communications Corporation and Embassy Suites Lake Buena Vista Resort d/b/a SHC Lake Buena Vista II LLC.

13.        Services Agreement dated June 1, 2004 between DTRS Lake Buena Vista LLC and Florida Recycling Services Inc.

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EXHIBIT G

SPACE LEASES

1.          Lease Agreement dated November 1, 2002 between SHC Lake Buena Vista II, LLC and Sun Lovers of Central Florida, Inc., as renewed by Renewal Amendment (extending the expiration date to October 31, 2005 and increasing the base rent to $3,400 per month).

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EXHIBIT H

PENDING OR THREATENED LITIGATION

None.

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EXHIBIT I

NOTICES OF VIOLATION

1.          Those matters set forth in that certain Lodging Inspection Report dated April 28, 2005 issued by the State of Florida Department of Business and Professional Regulation, Division of Hotels and Restaurants.

2.          Those matters set forth in that certain Food Service Inspection Report dated April 28, 2005 issued by the State of Florida Department of Business and Professional Regulation, Division of Hotels and Restaurants.

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EXHIBIT J

DEED

This instrument prepared by

and, after recording, return to:

Property Appraisers Parcel Identification

Folio Number(s): 22 24 28 000 00 017

Grantee(s): S.S. #(s):

This Special Warranty Deed, made and executed the ____ day of ____________, 2005, by SHC Lake Buena Vista II, L.L.C., a limited liability company existing under the laws of the State of Delaware, and having its principal place of business at 77 West Wacker Drive, Suite 4600, Chicago, Illinois, hereinafter called the Grantor, to ___________________, a _________________ existing under the laws of the State of _______________, having its principal place of business at ______________________________, hereinafter called the Grantee

(Wherever used herein the terms “Grantor” and “Grantee” include all the parties to this instrument, singular and plural, and the heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires)

WITNESSETH, that the Grantor, for and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, all that certain land, situate in Orange County, State of Florida, to wit:

Parcel A:

The West 2/3 of the East 3/4 of the North 1/2 of the Northeast 1/4 of the Northeast 1/4 (Less right of way for Interstate 4 and Less West 1/2 of the Northeast 1/4 of the Northeast 1/4 of the Northeast 1/4 lying East of Interstate 4) in Section 22, Township 24 South, Range 28 East, Orange County, Florida; AND

Parcel B:

That portion of the following described property lying West of the Interstate 4 Expressway right of way; thence West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 and the West 3/4 of the South 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 22, Township 24 South, Range 28 East, Orange County, Florida.

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BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at the Northeast corner of Section 22, Township 24 South, Range 28 East, Orange County, Florida; run South 89°47’29” West 485.33 feet along the North line of the Northeast 1/4 of said section to a point on the Westerly right of way line of Interstate Highway No. 4/State Road No. 400 for a Point of Beginning; thence along said Westerly right of way line South 38°21’48” West 1371.13 feet; thence departing said right of way line and along the West line of the West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of said Section 22 North 00°08’44” East 1072.01 feet to a point on the aforesaid North line of the Northeast 1/4 of said Section 22; thence along said North line North 89°47’29” East 848.27 feet to the Point of Beginning.

SUBJECT TO those matters set forth in Exhibit “A” which is attached hereto and made a part hereof.

Together with all the tenements, hereditaments, and appurtenances thereto belonging to or in anywise appertaining. TO HAVE AND TO HOLD the same in fee simple forever. The Grantor hereby covenants that the lands are free of all encumbrances made by it, except as stated herein, that lawful seisin of and good right to convey the lands are vested in the Grantor, and the Grantor hereby warrants the title to the lands and will defend the same against the lawful claims of all persons claiming by, through, or under the said Grantor.

IN WITNESS WHEREOF, the said Grantor has caused these presents to be executed in its name, the day and year first above written.

SHC Lake Buena Vista II, L.L.C., a Delaware

limited liability company

By:________________________________

Its:________________________________

Signed, sealed, and delivered in the presence of:

___________________________________

Witness signature

___________________________________

Printed name

___________________________________

Witness signature

___________________________________

Printed name

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STATE OF __________________	)
) ss.:
COUNTY OF_________________	)

The foregoing instrument was acknowledged before me this ______ day of ___________, 2005 by ________________________________, who is personally known to me or who has produced ______________________________ as identification and who did (did not) take an oath.

_______________________________________________
Notary Public
(Notarial Seal)	_______________________________________________
Printed Name
My Commission Expires:________________________

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Exhibit A

Permitted Exceptions

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EXHIBIT K

BILL OF SALE

THIS BILL OF SALE is made and given as of the _____ day of ____________, 2005 pursuant to the provisions of that Agreement for Sale and Purchase of Hotel (the “Agreement”) dated ____________, 2005 by and between SHC Lake Buena Vista II, L.L.C. (“Seller”), and _______________________ (“Purchaser”). Unless otherwise specifically provided herein, all capitalized terms in this Bill of Sale not otherwise defined herein shall have the same meanings as in the Agreement and for such purpose the Agreement is incorporated herein by this reference.

FOR TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller does hereby sell, assign, transfer and set over unto Purchaser all of Seller’s right, title, and interest in, to, and under the following described property, to have and to hold unto Purchaser, its legal representatives, successors and assigns, forever: the Fixtures and Tangible Personal Property, Consumables, and Operating Equipment, subject in each case to the Permitted Exceptions.

Subject to any express representations and warranties made by Seller in the Agreement, all warranties of quality, fitness and merchantability are hereby excluded. In addition, and notwithstanding anything contained in this Bill of Sale to the contrary, this Bill of Sale is subject to all disclaimers and qualifications by Seller and all encumbrances set forth in the Agreement with respect to said personal property, including, without limitation, those set forth in Section 2.02, and all such disclaimers, qualifications, and encumbrances are hereby incorporated in this Bill of Sale by reference and made a part of this Bill of Sale.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale the day and year first above written.

SELLER:

SHC LAKE BUENA VISTA II, L.L.C.

By:
Name:
Title:

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EXHIBIT L

ASSIGNMENT AND ASSUMPTION OF SPACE LEASES, HOTEL CONTRACTS, BOOKINGS, PERMITS, INTANGIBLES BOOKS AND RECORDS, WARRANTIES, AND ACCOUNTS RECEIVABLE

This assignment and assumption agreement (this “Assignment”) is made and given as of the ____ day of _______________, 2005 by SHC LAKE BUENA VISTA II, L.L.C., a Delaware limited liability company (“Assignor”) pursuant to that certain Agreement for Sale and Purchase of Hotel (“Agreement”) dated _______________, 2005 by and between Assignor and ______________________, a __________________ (“Assignee”). All capitalized terms in this Assignment not otherwise defined herein have the same meaning as in the Agreement and for such purpose the Agreement is incorporated herein by this reference.

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Assignor does hereby, assign, transfer, and set over unto Assignee, all of Assignor’s right, title, and in, to, and under the following: the Bookings, the Hotel Contracts set forth on Exhibit A, the Space Lease set forth on Exhibit B, Permits (other than Excluded Permits), Intangibles, Books and Records, Warranties, and Accounts Receivable (collectively, the “Assigned Assets”).

Assignee hereby accepts the foregoing assignment and (a) assumes and agrees to perform any and all of the obligations of Assignor, if any, under the Assigned Assets hereby assigned accruing after the date hereof and (b) agrees to indemnify, defend and hold harmless Assignor and Manager from and against any and all claims, liabilities, duties, obligations, costs and expenses (including reasonable attorneys’ fees) accruing from and after the Closing Date under the Assigned Assets. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, liabilities, duties, obligations, costs and expenses (including reasonable attorneys’ Fees) accruing prior to the Closing Date under the Assigned Assets, except to the extent that any such obligation was duly accounted for and prorated and adjusted pursuant to Article VII of the Agreement.

Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets, except as may be expressly set forth in the Agreement. In addition, and notwithstanding anything contained in this Assignment to the contrary, this Assignment is subject to all disclaimers and qualifications by Assignor and all encumbrances set forth in the Agreement with respect to the Assigned Assets, including, without limitation, those set forth in Section 2.02, and all such disclaimers, qualifications, and encumbrances are hereby incorporated into this Assignment by reference and made a part of this Assignment.

This Assignment may be executed in several counterparts and all counterparts so executed shall constitute one Assignment, binding on all the parties hereto and thereto, notwithstanding that all the parties are not signatories to the same counterpart.

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

SHC LAKE BUENA VISTA II, L.L.C.

By:
Name:
Its:

ASSIGNEE:

________________________________

By:
Name:
Its:

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Exhibit A

Hotel Contracts

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Exhibit B

Space Lease

Lease Agreement dated November 1, 2002 between SHC Lake Buena Vista II, LLC and Sun Lovers of Central Florida, Inc., as renewed by Renewal Amendment (extending the expiration date to October 31, 2004 and increasing the base rent to $3,350 per month).

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EXHIBIT M

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold the tax if the transferor is a foreign person. To inform the transferee, __________________ (“Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by SHC Lake Buena Vista II, L.L.C. (“Transferor”) and with the knowledge that the transferee will rely upon the following statements, the undersigned hereby certifies the following on behalf of Transferor.

1.          Strategic Hotel Capital, Inc. (“SHC”) is the beneficial owner of all of the limited liability company interests in Transferor;

2.          All of Transferor and the other entities in the chain of ownership of Transferor which are subsidiaries of SHC are disregarded entities (as defined in §1.1445-2(b)(2)(iii));

3.          SHC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

4.          SHC’s United States employer identification number/social security number is ___-______________; and

5.	SHC’s office address is ___________________________________.

SHC understands that this certification may be disclosed to the Internal Revenue by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of SHC.

Dated: __________________________, 2005.

STRATEGIC HOTEL CAPITAL, INC.

By:
Name:
Its:

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EXHIBIT N

ASSIGNMENT AND ASSUMPTION OF EMBASSY

SUITES LICENSE AGREEMENT

This assignment and assumption agreement (this “Assignment”) is made and given as of the ____ day of _______________, 2005 by SHC LAKE BUENA VISTA II, L.L.C., a Delaware limited liability company (“Assignor”) pursuant to that certain Agreement for Sale and Purchase of Hotel (“Agreement”) dated _______________, 2005 by and between Assignor and ______________________, a __________________ (“Assignee”). All capitalized terms in this Assignment not otherwise defined herein have the same meaning as in the Agreement and for such purpose the Agreement is incorporated herein by this reference.

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Assignor does hereby, assign, transfer, and set over unto Assignee, all of Assignor’s right, title, and in, to, and under the Embassy Suites License Agreement dated September 30, 1997 between Promus Hotels, Inc. and SHC Funding Incorporated (the “Franchise Agreement”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform any and all of the obligations of Assignor under the Franchise Agreement which arise or relate to the period commencing from and after the date hereof.

Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to the Franchise Agreement. In addition, and notwithstanding anything contained in this Assignment to the contrary, this Assignment is subject to all disclaimers and qualifications by Assignor and all encumbrances set forth in the Agreement with respect to the Franchise Agreement, including, without limitation, those set forth in Section 2.02, and all such disclaimers, qualifications, and encumbrances are hereby incorporated into this Assignment by reference and made a part of this Assignment.

This Assignment may be executed in several counterparts and all counterparts so executed shall constitute one Assignment, binding on all the parties hereto and thereto, notwithstanding that all the parties are not signatories to the same counterpart.

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

SHC LAKE BUENA VISTA II, L.L.C.

By:
Name:
Its:

ASSIGNEE:

________________________________

By:
Name:
Its:

N-2

EXHIBIT O

ESTOPPEL CERTIFICATE

The undersigned, (“Developer”), as licensee under that certain Marketing Desk and Room Night License Agreement dated August 15, 2001, between Developer and SHC Lake Buena Vista II, L.L.C., as licensor (together with its successors and assigns, collectively, “SHC”) with respect to the premises (the “Premises”) located at 8100 Lake Avenue Drive, Orlando, Florida and commonly known as the Embassy Suites Lake Buena Vista (the “Original License”), as amended by that certain Addendum to Marketing Desk and Room Night License Agreement between Developer and SHC dated January 1, 2003 (the “First Addendum”), the Second Addendum to Marketing Desk and Room Night Agreement between Developer and SHC dated January 1, 2004 (the “Second Addendum”), and the Third Addendum to the Marketing Desk and Room Night License Agreement between Developer and DTRS Lake Buena Vista, LLC, successor in interest to SHC, doing business as Embassy Suites Hotel Lake Buena Vista (the “Third Addendum”) dated January 1, 2005 (collectively, the “License”) hereby certifies to the Reliance Parties (as defined below) as follows:

1.          The Original License is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except by the First Addendum, the Second Addendum and the Third Addendum. Attached hereto is a true, correct and complete copy of the License which represents the entire agreement between the parties as to the Premises.

2.          The Monthly Rent (as defined in the License) is $25,000. Developer has not paid Monthly Rent more than one month in advance.

3.          From January 1, 2005 through the date of Developer’s execution of this Estoppel Certificate, Developer has rented rooms providing an aggregate room night commitment in an amount equal to $_____________.

4.          The term of the License is from January 1, 2005 to December 31, 2005 (the “Term”). The Term may be extended upon the mutual written agreement of the Developer and SHC.

5.          There are no uncured defaults by Developer under the License, and Developer knows of no events or conditions which, with the passage of time or notice, or both, would constitute a default by SHC under the License.

6.          This Estoppel Certificate and the representations herein may be relied upon by SHC, any purchaser or prospective purchaser of the Premises, any lender, mortgagee or rating agency participating in financing with respect to the Premises, and any of the respective successors and/or assigns of any of the foregoing (collectively, the “Reliance Parties”).

[Remainder of Page Intentionally Left Blank.]

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EXECUTED this _____ day of ________________, 2005.

HILTON RESORTS CORPORATION

By:
Print Name:
Print Title:

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EXHIBIT P

CAPITAL IMPROVEMENTS

O-1

EXHIBIT P-1

COMMITTED BUT UNPAID CAPITAL IMPROVEMENTS

Project Description	Cost

Upgrade Ansul system	$3,000 simplex
Case goods for bedroom refurbishment (without installation)	$202,000
Renovate 623, 624, 209	$1,800 design fee
Replace stairwell rear doors	$2,000
Public area trash cans	$6,000
New gate for loading dock	$4,550
Replace roof	$353,000
Digital thermostats (without installation)	$18,500
Repair mold and mildew (replace two a/c units)	$4,600

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